Exhibit 99.1
Constant Contact Announces First Quarter 2009 Financial Results
A record 27,500+ net new email marketing customers added
Email marketing customer base exceeds 280,900
WALTHAM, MA – May 7, 2009 – Constant Contact®, Inc. (NasdaqGM: CTCT), a leading provider of email marketing and online surveys for small organizations, today announced its financial results for the first quarter ended March 31, 2009.
Constant Contact reported total revenue of $28.1 million for the quarter ended March 31, 2009, an increase of 55% compared to revenue of $18.2 million for the comparable period in 2008. Constant Contact ended the first quarter of 2009 with over 280,900 email marketing customers, an increase of 51% compared to the end of the first quarter of 2008.
“Constant Contact got off to a strong start in 2009, with our first quarter results highlighted by better-than-expected revenue, adjusted EBITDA and net customer additions,” said Gail Goodman, CEO of Constant Contact. “During the first quarter, a record number of net new email marketing customers signed on to Constant Contact’s industry leading email marketing service. In addition, we were quite pleased with the market’s reception to the updated pricing of our integrated, online survey offering.
Goodman added, “Constant Contact continues to deliver strong financial results in spite of the difficult economic environment. We believe this is a direct result of our clear value proposition, affordable price points and dedication to helping our customers succeed. We remain optimistic regarding Constant Contact’s growth prospects in 2009 and beyond.”
Constant Contact reported an operating loss of $1.1 million for the quarter ended March 31, 2009, compared to an operating loss of $638,000 for the comparable period in 2008. Constant Contact reported adjusted EBITDA of $1.7 million in the first quarter of 2009, an increase of 112% compared to $804,000 in the comparable period in 2008.
Adjusted EBITDA is a non-GAAP financial measure that is calculated by taking GAAP net income (loss), adding depreciation and amortization and stock-based compensation, then subtracting interest income. Adjusted EBITDA margin is equal to adjusted EBITDA divided by revenue. A reconciliation of the most comparable GAAP financial measure to the non-GAAP measure used above is included at the end of this release.
Interest income was $126,000 in the first quarter of 2009, a decline from $976,000 in the comparable period in 2008 due to lower interest rates. Constant Contact reported a GAAP net loss of $1.0 million for the first quarter of 2009, as compared to GAAP net income of $338,000 for the comparable period in 2008. First quarter 2009 GAAP net loss per share was $0.04 as compared to GAAP net income per share of $0.01 for the comparable period in 2008.

First quarter 2009 non-GAAP net income per share was $0.00, two cents better than the high end of company guidance and compared to non-GAAP net income per share of $0.03 for the same period in 2008. Non-GAAP net income per share is a non-GAAP financial measure that is calculated by adding back stock-based compensation expense to GAAP net income (loss) and dividing this total by the weighted average shares outstanding. A reconciliation of the most comparable GAAP financial measure to the non-GAAP measure used above is included at the end of this release.
“The company delivered record adjusted EBITDA and adjusted EBITDA margin during the first quarter,” said Steven R. Wasserman, vice president and chief financial officer of Constant Contact. “The better-than-expected performance resulted from higher-than-expected revenue and lower-than-expected operating expenses. We are committed to expanding our annual adjusted EBITDA margins, while at the same time we will look to reinvest in customer acquisition programs as long as we can manage to our annual adjusted EBITDA target and our cost of customer acquisition tolerances.”
Other First Quarter and Recent Business Highlights
•	Added over 27,500 net new email marketing customers, bringing its total email marketing customer base to over 280,900.

•	Maintained consistency in its key customer metrics. The average email marketing invoice remained in the $33 range, plus or minus two dollars. The number of customers in the $15 and $30 revenue bands remained at 80%, plus or minus one percent, and the monthly retention rate remained in its historical range of 97.8%, plus or minus 0.5%.

•	Grew its ListenUp!TM Online Survey customer base to over 20,000. The company also launched new survey learning center resources, hints and tips, and expanded webinars to educate small businesses and nonprofits as to the power of surveys.

•	Announced the availability of Constant Contact AppConnectTM, a web services architecture and infrastructure program designed to speed up and simplify the integration of Constant Contact’s email marketing products with small business software applications. Visit http://developer.constantcontact.com/ to get more information on how to integrate your applications with Constant Contact.

•	Announced integration with Act!® by Sage Software. Constant Contact released a new plug-in for ACT!, a leading contact and customer management application for individuals and small businesses. This plug-in enables small organizations to transfer existing customer contact lists directly from ACT! into Constant Contact to instantly build a segmented list.

•	Announced the appointment of Daniel Nye to its board of directors. Nye previously served as the chief executive officer and a member of the board of directors of LinkedIn Corporation. Nye also previously held senior leadership roles at Intuit and Advent Software.

Business Outlook
Based on information available as of May 7, 2009, Constant Contact is issuing guidance for the second quarter and full year 2009 as follows:
Second Quarter 2009: The Company expects second quarter revenue to be in the range of $30.6 million to $30.8 million, adjusted EBITDA to be in the range of $2.1 million to $2.3 million, and non-GAAP net income per share to be in the range of $0.00 to $0.01 based on weighted average shares outstanding (diluted) of 29.5 million shares.
GAAP net loss is expected to be in the range of $900 thousand to $1.1 million and GAAP net loss per share to be in the range of $0.03 to $0.04. GAAP net loss per share is based on weighted average shares outstanding (basic) of 28.2 million shares and includes an estimated stock-based compensation expense of $1.2 million.
Full Year 2009: The Company expects full year 2009 revenue to be in the range of $126 million to $130 million. The Company expects adjusted EBITDA to be in the range of $10.2 million to $10.6 million. The Company expects full year 2009 non-GAAP net income per share to be in the range of $0.07 to $0.08 based on weighted average shares outstanding (diluted) of 29.5 million shares.
The Company expects GAAP net loss to be in the range of $2.8 million to $3.2 million, and GAAP net loss per share to be in the range of $0.10 to $0.11. GAAP net loss per share is based on weighted average shares outstanding (basic) of 28.2 million shares and includes an estimated stock-based compensation expense of $5.1 million.
Non-GAAP Financial Measures
This press release contains five non-GAAP financial measures: adjusted EBITDA, adjusted EBITDA margin, non-GAAP net income, non-GAAP net income per share and free cash flow. Constant Contact believes that these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to Constant Contact’s financial condition and results of operations. The Company’s management uses these non-GAAP measures to compare the Company’s performance to that of prior periods for trend analyses, for purposes of determining executive incentive compensation, and for budgeting and planning purposes. These measures are used in monthly financial reports prepared for management and in quarterly financial reports presented to the Company’s board of directors. The Company believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing the Company’s financial measures with other software-as-a-service companies, many of which present similar non-GAAP financial measures to investors.
Management of the Company does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in the Company’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management about which expenses and income are excluded or included in determining these non-GAAP financial measures.

In order to compensate for these limitations, management of the Company presents its non-GAAP financial measures in connection with its GAAP results. Constant Contact urges investors to review the reconciliation of its non-GAAP financial measures to the comparable GAAP financial measures, which it includes in press releases announcing quarterly financial results, including this press release, and not to rely on any single financial measure to evaluate the Company’s business.
Reconciliation tables of the most comparable GAAP financial measures to the non-GAAP measures used in this press release are included at the end of this release.
Conference Call Information

What:	Constant Contact first quarter 2009 financial results conference call
When:	Thursday, May 7, 2009
Time:	5:00 p.m. ET
Live Call:	(877) 874-1569, domestic
(719) 325-4752, international
Replay:	(888) 203-1112, passcode 6101455, domestic
(719) 457-0820, passcode 6101455, international
Webcast:	http://investor.constantcontact.com/(live and replay)
About Constant Contact, Inc.
Launched in 1998, Constant Contact is a leading provider of email marketing and online survey solutions for small businesses, nonprofits, and associations. To learn more, please visit www.constantcontact.com or call (781) 472-8100.
Constant Contact and the Constant Contact logo are registered trademarks of Constant Contact, Inc. All other company names may be trademarks or service marks of their respective owners.
Cautionary Language Concerning Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding the anticipated growth of the Company’s customer base, the Company’s ability to grow during an economic downturn, the value and effectiveness of the Company’s products, the Company’s growth prospects for 2009 and beyond, the Company’s belief that its adjusted EBITDA margins will continue to expand in 2009 and the Company’s financial guidance for the second quarter of 2009 and full year 2009. These forward-looking statements are made as of the date they were first issued and were based on current expectations, estimates, forecasts and projections as well as the beliefs and assumptions of our management. Words such as “expect,” “anticipate,” “should,” “believe,” “hope,” “target,” “project,” “goals,” “estimate,” “potential,” “predict,” “may,” “will,” “might,” “could,” “intend,” variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond Constant Contact’s control. Constant Contact’s actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, the Company’s ability to attract new customers and retain existing customers, the Company’s dependence on the market for email marketing services for small businesses, nonprofits, and associations, adverse economic conditions in general and adverse economic conditions specifically affecting the markets in which the Company operates, adverse regulatory or legal developments, the Company’s ability to continue to promote and maintain its brand in a cost-effective manner, the Company’s ability to compete effectively, the continued growth and acceptance of email as a communications tool, the Company’s ability to develop and introduce new products and add-ons or enhancements to existing products, the Company’s ability to manage growth, the Company’s ability to attract and retain key personnel, the Company’s ability to protect its intellectual property and other proprietary rights, and other risks detailed in Constant Contact’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission as well as other documents that may be filed by the Company from time to time with the Securities and Exchange Commission. Past performance is not necessarily indicative of future results. The forward-looking statements included in this press release represent Constant Contact’s views as of the date of this press release. The Company anticipates that subsequent events and developments will cause its views to change. Constant Contact undertakes no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing Constant Contact’s views as of any date subsequent to the date of this press release.
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(CTCT-F)

Media Contact:	Investor Contact:
Christopher Nahil	Jeremiah Sisitsky
Constant Contact	Constant Contact
(781) 472-8134	(339) 222-5740
cnahil@constantcontact.com	jsisitsky@constantcontact.com

Constant Contact, Inc.
Consolidated Condensed Statements of Operations (unaudited)
(In thousands, except per share data)

	Three Months Ended
	March 31,
	2009	2008
Revenue	$28,118	$18,167
Cost of revenue	8,129	4,783

Gross profit	19,989	13,384

Operating expenses:
Research & development	4,146	3,329
Sales & marketing	13,831	8,668
General & administrative	3,145	2,025

Total operating expenses	21,122	14,022

Loss from operations	(1,133)	(638)

Interest income	126	976

Net (loss) income	(1,007)	338

Net (loss) income per share: basic	$(0.04)	$0.01

Net (loss) income per share: diluted	$(0.04)	$0.01

Weighted average shares outstanding used in computing per share amounts: basic	28,143	27,546

Weighted average shares outstanding used in computing per share amounts: diluted	28,143	29,067

Constant Contact, Inc.
Calculation of Adjusted EBITDA and Adjusted EBITDA Margin (unaudited)
(In thousands)

	Three Months Ended
	March 31,
	2009	2008
Net (loss) income	$(1,007)	$338

Subtract:
Interest income	(126)	(976)

Loss from operations	(1,133)	(638)

Add back:
Depreciation and amortization	1,763	882
Stock-based compensation expense	1,073	560

Adjusted EBITDA	$1,703	$804

Divide by:
Revenue	$28,118	$18,167

Adjusted EBITDA margin	6.1%	4.4%

Constant Contact, Inc.
Calculation of Non-GAAP Net Income and Non-GAAP Net Income per Share (unaudited)
(In thousands, except per share data)

	Three Months Ended
	March 31,
	2009	2008
Net (loss) income	$(1,007)	$338

Add back:
Stock-based compensation expense	1,073	560

Non-GAAP net income	$66	$898

Non-GAAP net income per share: basic	$0.00	$0.03

Non-GAAP net income per share: diluted	$0.00	$0.03

Weighted average shares outstanding used in computing per share amounts: basic	28,143	27,546

Weighted average shares outstanding used in computing per share amounts: diluted	29,348	29,067
Constant Contact, Inc.
Calculation of Free Cash Flow (unaudited)
(In thousands, except per share data)

	Three Months Ended
	March 31,
	2009	2008
Net cash provided by operating activities	$6,335	$3,886

Subtract:
Acquisition of property and equipment	5,706	3,197

Free cash flow	$629	$689

Constant Contact, Inc.
Consolidated Condensed Balance Sheets (unaudited)
(In thousands)

	March 31,	December 31,
	2009	2008
Assets
Current assets
Cash & cash equivalents	$49,740	$73,243
Short-term marketable securities	58,146	33,932
Accounts receivable, net	56	40
Prepaid expenses and other current assets	3,244	3,670

Total current assets	111,186	110,885

Property and equipment, net	19,765	15,799
Restricted cash	308	308
Other assets	126	150

Total assets	$131,385	$127,142

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$5,866	$4,786
Accrued expenses	5,671	5,461
Deferred revenue	17,112	15,052

Total current liabilities	28,649	25,299

Long-term accrued rent	2,627	1,853

Total liabilities	31,276	27,152

Stockholders’ equity
Common stock	282	282
Additional paid in capital	145,586	144,414
Accumulated other comprehensive income	60	106
Accumulated deficit	(45,819)	(44,812)
Total stockholders’ equity	100,109	99,990

Total liabilities and stockholders’ equity	$131,385	$127,142

Constant Contact, Inc.
Consolidated Condensed Statements of Cash Flows (unaudited)
(In thousands)

	Three Months Ended March 31,
	2009	2008
Cash flows from operating activities
Net (loss) income	$(1,007)	$338
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	1,763	882
Accretion of discount on investments	(52)	(13)
Stock-based compensation expense	1,073	560
(Recovery) provision for bad debts	(9)	3
Change in operating assets & liabilities:
Accounts receivable	(7)	37
Prepaid expenses and other current assets	426	259
Other assets	24	52
Accounts payable	1,080	(1,088)
Accrued expenses	210	1,194
Deferred revenue	2,060	1,681
Long-term accrued rent	774	(19)

Net cash provided by operating activities	6,335	3,886

Cash flows from investing activities
Purchases of short-term marketable securities	(24,208)	—
Proceeds from maturities of short-term marketable securities	—	3,050
Acquisition of property and equipment	(5,706)	(3,197)

Net cash used in investing activities	(29,914)	(147)

Cash flows from financing activities
Proceeds from issuance of common stock pursuant to exercise of stock options	76	41
Payments of issuance costs for public offering of common stock	—	(354)

Net cash provided by (used in) financing activities	76	(313)

Net (decrease) increase in cash and cash equivalents	(23,503)	3,426
Cash and cash equivalents, beginning of period	73,243	97,051

Cash and cash equivalents, end of period	$49,740	$100,477